                                                                    EXHIBIT 99.1

                                (CRAWFORD LETTERHEAD)

                                  PRESS RELEASE


FOR IMMEDIATE RELEASE                                    DATE:  JULY 21, 2003
                                                         FROM:  GROVER L. DAVIS
                                                         CHAIRMAN AND
                                                         CHIEF EXECUTIVE OFFICER
--------------------------------------------------------------------------------

           CRAWFORD REPORTS 24% INCREASE IN SECOND QUARTER NET INCOME

Crawford & Company (NYSE: CRDA and CRDB), the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the second quarter ended June 30, 2003.

Second quarter 2003 revenues before reimbursements totaled $176.3 million compared with $178.0 million in the 2002 second quarter. Second quarter 2003 net income was $6.1 million, growing from $4.9 million for the 2002 second quarter. Second quarter 2003 net income per share was $0.12 per share, up 20% from $0.10 in the prior-year quarter.

Operating earnings (earnings before special credit, net corporate interest and taxes) in the 2003 second quarter totaled $10.7 million compared with $8.8 million in the comparable 2002 quarter. Operating earnings in the 2003 six-month period totaled $17.1 million compared with $16.8 million in the comparable 2002 period. Operating earnings is one of the key performance measures used by the Company's senior management to evaluate the performance of its business and make resource allocation decisions. The Company believes this measure is useful to investors in that it allows them to evaluate its performance using the same criteria that management uses. Following is a reconciliation of consolidated net income to operating earnings and the related margins as a percentage of revenues before reimbursements for all periods presented:


                                               Quarter ended                                Six months ended
                             ---------------------------------------------     ----------------------------------------------
                             June 30,       %         June 30,       %         June 30,       %         June 30,        %
                               2003       Margin        2002       Margin        2003       Margin        2002        Margin
                             --------    --------     --------    --------     --------    --------     --------     --------

Net income                   $  6,051         3.4%    $  4,867         2.7%    $  9,300         2.7%    $ 13,034          3.7%
Add/(deduct):
   Special credit                  --          --           --          --           --          --       (6,000)        (1.7)
   Net corporate interest       1,179         0.7        1,141         0.6        2,458         0.7        2,319          0.7
   Income taxes                 3,463         2.0        2,786         1.6        5,322         1.6        7,460          2.1
                             --------    --------     --------    --------     --------    --------     --------     --------
Operating earnings           $ 10,693         6.1%    $  8,794         4.9%    $ 17,080         5.0%    $ 16,813          4.8%
                             ========    ========     ========    ========     ========    ========     ========     ========

                              (CRAWFORD LETTERHEAD)

                                  PRESS RELEASE


U.S. revenues before reimbursements were $121.9 million in the second quarter of 2003 compared with $131.7 million in the 2002 second quarter. Revenues from the insurance company market were $62.2 million in the 2003 second quarter compared with $68.3 million in the 2002 period, reflecting a continued softening in the Company's U.S. insurance company referrals for high-frequency, low-severity claims in the current quarter. Lower medical bill auditing revenues associated with the previously reported non-renewal of a contract with a major domestic insurer contributed $2.8 million of this decline. Revenues from self-insured clients were $42.1 million in the 2003 second quarter compared with $49.1 million in the 2002 quarter, primarily reflecting declines in U.S. employment levels and associated injury rates which have contributed to a reduction in workers' compensation claims. Class action services revenues were $17.6 million for the 2003 second quarter, compared with $14.3 million in the comparable year-ago quarter, up 23% due to the award of a new class action settlement in the quarter.

Second quarter 2003 international revenues grew to $54.5 million from $46.3 million for the same period in 2002. This growth is partly due to the Company's third quarter 2002 acquisition of the loss adjusting business of Robertson and Company in Australia. During the 2003 second quarter, the U.S. dollar weakened significantly against the British pound and the euro, resulting in a net exchange rate benefit in the quarter. Excluding the benefit of exchange rate fluctuations, international revenues would have been $48.8 million in the 2003 second quarter.

Mr. Grover L. Davis, chief executive officer of Crawford & Company, stated, "Our second quarter results reflect a continued industry-wide decline in property and casualty claims frequency. Conservative underwriting by our insurance company clients, including significant increases in policy deductibles, has contributed to a decline in property and casualty claims frequency, resulting in an overall 17% decline in claims referred to Crawford in the U.S. In addition, our self-insured market revenues in the U.S. were negatively impacted by a reduction in workers' compensation claims frequency, as the U.S. unemployment rate is at its highest point in a decade, private sector workplace injuries have declined significantly, and employee absentee rates are at their lowest levels since 1991."

"While we continue to endure challenging industry circumstances, we were pleased that we successfully reduced our U.S. operating expenses over 11% in the current quarter in response to the decline in claims volume and improved our operating margin to better than 8% as compared to 4.5% in the 2002 second quarter and 3.5% for the 2003 first quarter. The operating margins in our international operations were disappointing in the second quarter, declining to 1% from just over 6% in the prior year, primarily due to declining volume in our Canadian and U.K. operations. We are particularly disappointed in the results of our U.K. operations where we experienced a loss in the 2003 second quarter after posting profitable results in this year's first quarter. We have entered into several new client service agreements and the claims associated with those programs have been slow to develop. We believe that new claims associated with these programs will be reported to us and our existing

                              (CRAWFORD LETTERHEAD)

                                  PRESS RELEASE


cost base is appropriate for the projected level of claims activity. Further, once our claim volumes from these new arrangements stabilize, we believe our U.K. operations should be profitable beginning in this year's fourth quarter."

Total revenues before reimbursements for the year-to-date period ended June 30, 2003 were $343.6 million compared with $349.8 million in 2002. Operating earnings through June 2003 totaled $17.1 million compared with $16.8 million in 2002. Net income for the current year-to-date period totaled $9.3 million, or $0.19 per share, compared with $13.0 million, or $0.27 per share, reported in the prior year. Net income in the 2002 first quarter included a payment received from a former vendor in full settlement of a business dispute of $3.8 million, net of related income tax expense, or $0.08 per share.

U.S. revenues before reimbursements for the 2003 six-month period were $236.9 million compared with $258.3 million in 2002. International revenues before reimbursements were $106.6 million in 2003 compared with $91.5 million during 2002. Excluding the benefit of exchange rate fluctuations, international revenues would have been $96.9 million in the current year-to-date period.

Mr. Davis concluded, "We are pleased with the growth in our class action services business this year. We benefited from the award of a significant new contract during the second quarter and are aggressively pursuing other opportunities which should contribute to future revenue growth in this business. In addition, our cash flows from operating activities were $24.6 million for the year-to-date 2003 period, up from $21.6 million in the comparable prior-year period. Overall, our cash and cash equivalents at June 30, 2003 have grown $10.2 million from the end of 2002 and are $23.1 million greater than the balances at June 30, 2002."

"We remain committed to preserving our profitability and are closely monitoring our U.S. and international operating expenses to ensure that we achieve a consolidated operating margin of 6% to 7% for 2003. By managing our costs, we believe that we will be able to preserve our current level of dividends, which is important to us in delivering shareholder value and building investor confidence."

"As focused as we are on aggressively managing our cost structure, we are also equally focused on growing our top line in everything we do. Significant progress was made on all of our technology initiatives during the first six months of the year. These projects impact every area of our business and share a common element: to make it easier for our clients to do business with us, which in turn should help drive revenue growth. Another ongoing initiative that is producing tangible benefits is our Six Sigma project, which is identifying process and quality improvements that will result in more consistent, responsive and cost-effective service delivery by our branch operations. This project is focused on ensuring that we consistently meet our clients' desired service levels, which should lead to increased market penetration with both existing and new clients."

                              (CRAWFORD LETTERHEAD)

                                  PRESS RELEASE


Crawford & Company's management will host a conference call with analysts on Monday, July 21, 2003 at 3:00 P.M. EDT, to discuss its quarterly earnings and other developments. The call will be recorded and available for replay through July 28, 2003. You may dial 1-800-428-6051 (973-709-2089 international) to listen to the replay. The access code is 300341. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast.

Further information regarding the Company's financial position, operating results, and cash flows for the quarter ended June 30, 2003 is shown on the attached statements.

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, with a global network of more than 700 offices in 67 countries. Major service lines include workers' compensation claims administration and healthcare management services, property and casualty claims management, class action services and risk management information services. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

-------------------------------------------------------------------------------

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. The results achieved in the quarter ended June 30, 2003 are not necessarily indicative of future prospects for the Company. Actual results in future quarters may differ materially. For a complete discussion regarding factors which could affect the Company's financial performance, see the Company's Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission, in particular the information under the headings "Business", "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. The Company's actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company.

-------------------------------------------------------------------------------

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL JOHN GIBLIN AT
(404) 847-4571.

                            [CRAWFORD & COMPANY LOGO]
                                  Press Release
           CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047
                      ATLANTA, GEORGIA 30302 (404)256-0830


                               CRAWFORD & COMPANY
                        COMPARATIVE STATEMENTS OF INCOME
                      (In Thousands Except Per Share Data)

SIX MONTHS ENDED JUNE 30                                  2003             2002        % Change
                                                       ---------        ---------      --------
Revenues:

    Revenues Before Reimbursements                     $ 343,568        $ 349,756        -2%
    Reimbursements                                        19,932           17,501        14%
                                                       ---------        ---------
Total Revenues                                           363,500          367,257        -1%

Costs and Expenses:

         Cost of Services Before Reimbursements          261,314          265,695        -2%
         Reimbursements                                   19,932           17,501        14%
                                                       ---------        ---------
    Cost of Services                                     281,246          283,196        -1%

    Selling, General, and Administrative                  65,174           67,248        -3%
    Special Credit (1)                                        --           (6,000)        nm
    Corporate Interest, Net                                2,458            2,319         6%
                                                       ---------        ---------
Total Costs and Expenses                                 348,878          346,763         1%
                                                       ---------        ---------

Income Before Income Taxes                                14,622           20,494       -29%
Income Taxes                                               5,322            7,460       -29%
                                                       ---------        ---------
Net Income                                             $   9,300        $  13,034       -29%
                                                       =========        =========

Net Income Per Share:
   Basic                                               $    0.19        $    0.27       -30%
                                                       =========        =========
   Diluted                                             $    0.19        $    0.27       -30%
                                                       =========        =========

Weighted Average Shares Outstanding:
   Basic                                                  48,623           48,544
                                                       =========        =========
   Diluted                                                48,670           48,700
                                                       =========        =========



(1) Special credit related to a payment from a former vendor in full settlement of a business dispute.

nm = not meaningful

                            [CRAWFORD & COMPANY LOGO]
                                  Press Release
           CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047
                      ATLANTA, GEORGIA 30302 (404)256-0830


                              CRAWFORD & COMPANY
                       COMPARATIVE STATEMENTS OF INCOME
                     (In Thousands Except Per Share Data)



QUARTER ENDED JUNE 30                                    2003            2002             % Change
                                                       --------        --------           ---------
Revenues:

    Revenues Before Reimbursements                     $176,310        $177,989              -1%
    Reimbursements                                       10,317           8,867              16%
                                                       --------        --------
Total Revenues                                          186,627         186,856               0%

Costs and Expenses:

         Cost of Services Before Reimbursements         133,522         135,104              -1%
         Reimbursements                                  10,317           8,867              16%
                                                       --------        --------
    Cost of Services                                    143,839         143,971               0%

    Selling, General, and Administrative                 32,095          34,091              -6%
    Corporate Interest, Net                               1,179           1,141               3%
                                                       --------        --------
Total Costs and Expenses                                177,113         179,203              -1%
                                                       --------        --------

Income Before Income Taxes                                9,514           7,653              24%
Income Taxes                                              3,463           2,786              24%
                                                       --------        --------

Net Income                                             $  6,051        $  4,867              24%
                                                       ========        ========

Net Income Per Share:
   Basic                                               $   0.12        $   0.10              20%
                                                       --------        --------
   Diluted                                             $   0.12        $   0.10              20%
                                                       --------        --------

Weighted Average Shares Outstanding:
   Basic                                                 48,623          48,547
                                                       --------        --------
   Diluted                                               48,671          48,725
                                                       --------        --------

nm = not meaningful

                            [CRAWFORD & COMPANY LOGO]
                                  Press Release
           CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047
                      ATLANTA, GEORGIA 30302 (404)256-0830


                               CRAWFORD & COMPANY
                      SUMMARY RESULTS BY OPERATING SEGMENT
                         SIX MONTHS ENDED JUNE 30, 2003
                        (In Thousands Except Percentages)

                                                   U.S.                      International                    Total
                                            2003          2002           2003            2002          2003            2002
                                         --------       --------       --------       --------       --------       --------
Revenues Before Reimbursements           $236,931       $258,279       $106,637       $ 91,477       $343,568       $349,756

Compensation & Benefits                   149,646        166,360         73,817         63,007        223,463        229,367
% of Revenues                                63.1%          64.4%          69.2%          68.9%          65.0%          65.6%

Expenses Other than Reimbursements,
   Compensation & Benefits                 73,105         79,736         29,920         23,840        103,025        103,576
% of Revenues                                30.9%          30.9%          28.1%          26.0%          30.0%          29.6%
                                         --------       --------       --------       --------       --------       --------

Operating Earnings (1)                   $ 14,180       $ 12,183       $  2,900       $  4,630       $ 17,080       $ 16,813
% of Revenues                                 6.0%           4.7%           2.7%           5.1%           5.0%           4.8%
                                         --------       --------       --------       --------       --------       --------



                           QUARTER ENDED JUNE 30, 2003
                        (In Thousands Except Percentages)

                                                   U.S.                      International                    Total
                                            2003          2002           2003            2002          2003            2002
                                         --------       --------       --------       --------       --------       --------
Revenues Before Reimbursements           $121,858       $131,669       $ 54,452       $ 46,320       $176,310       $177,989

Compensation & Benefits                    75,302         84,602         38,324         31,606        113,626        116,208
% of Revenues                                61.8%          64.2%          70.4%          68.3%          64.4%          65.3%

Expenses Other than Reimbursements,
   Compensation & Benefits                 36,425         41,164         15,566         11,823         51,991         52,987
% of Revenues                                29.9%          31.3%          28.6%          25.5%          29.5%          29.8%
                                         --------       --------       --------       --------       --------       --------

Operating Earnings (1)                   $ 10,131       $  5,903       $    562       $  2,891       $ 10,693       $  8,794
% of Revenues                                 8.3%           4.5%           1.0%           6.2%           6.1%           4.9%
                                         --------       --------       --------       --------       --------       --------

(1) Earnings before special credit, net corporate interest, and taxes.

                            [CRAWFORD & COMPANY LOGO]
                                  Press Release
           CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047
                      ATLANTA, GEORGIA 30302 (404)256-0830


                               CRAWFORD & COMPANY
                     CONSOLIDATED COMPARATIVE BALANCE SHEETS
                       JUNE 30, 2003 AND DECEMBER 31, 2002
                                 (In Thousands)

                                                                            JUNE 30          December 31
                                                                            2003               2002
                                                                          ---------           ---------
ASSETS
         Current Assets:
                Cash and Cash Equivalents                                 $  41,290           $  31,091
                Accounts Receivable, Net                                    146,452             135,174
                Unbilled Revenues                                            98,487              93,792
                Prepaid Expenses and Other Current Assets                    11,540              11,968
                                                                          ---------           ---------

         Total Current Assets                                               297,769             272,025
                                                                          ---------           ---------

                Property and Equipment, at Cost                             149,589             144,706
                Less Accumulated Depreciation                              (112,959)           (108,607)
                                                                          ---------           ---------

         Net Property and Equipment                                          36,630              36,099
                                                                          ---------           ---------

         Other Assets:
                Intangible Assets Arising from Acquisitions, Net            101,879              97,798
                Capitalized Software Costs, Net                              27,823              23,977
                Deferred Income Tax Asset                                    32,001              31,899
                Other                                                        13,256              12,978
                                                                          ---------           ---------
         Total Other Assets                                                 174,959             166,652
                                                                          ---------           ---------

         Total Assets                                                     $ 509,358           $ 474,776
                                                                          =========           =========


LIABILITIES AND SHAREHOLDERS' INVESTMENT

         Current Liabilities:
                Short-Term Borrowings                                     $  35,617           $  30,019
                Accounts Payable                                             33,136              31,956
                Accrued Liabilities                                          72,903              66,265
                Deferred Revenues                                            23,478              18,516
                Current Installments of Long-Term Debt                        1,842               1,493
                                                                          ---------           ---------

         Total Current Liabilities                                          166,976             148,249
                                                                          ---------           ---------

         Noncurrent Liabilities:
                Long-Term Debt, Less Current Installments                    51,132              49,976
                Deferred Revenues                                            11,777              12,127
                Self-Insured Risks                                           12,658              11,819
                Postretirement Medical Benefit Obligation                     6,201               6,289
                Minimum Pension Liability                                    81,429              76,747
                Other                                                         9,501              10,138
                                                                          ---------           ---------
         Total Noncurrent Liabilities                                       172,698             167,096
                                                                          ---------           ---------
         Shareholders' Investment:
                Class A Common Stock, $1.00 Par Value                        23,925              23,925
                Class B Common Stock, $1.00 Par Value                        24,697              24,697
                Additional Paid-in Capital                                      523                 523
                Retained Earnings                                           195,232             191,767
                Accumulated Other Comprehensive Loss                        (74,693)            (81,481)
                                                                          ---------           ---------
         Total Shareholders' Investment                                     169,684             159,431
                                                                          ---------           ---------
         Total Liabilities and Shareholders' Investment                   $ 509,358           $ 474,776
                                                                          =========           =========


                            [CRAWFORD & COMPANY LOGO]
                                  Press Release
           CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047
                      ATLANTA, GEORGIA 30302 (404)256-0830


                               CRAWFORD & COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                SIX MONTHS ENDED JUNE 30, 2003 AND JUNE 30, 2002
                                 (In Thousands)

                                                                                     2003               2002
                                                                                   --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES:
         Net Income                                                                $  9,300           $ 13,034
         Reconciliation of Net Income to Net Cash Provided by
         Operating Activities:
               Depreciation and Amortization                                          8,113              8,811
               Deferred Income Taxes                                                    245               (287)
               Loss on Sales of Property and Equipment                                   76                  0
              Changes in Operating Assets and Liabilities, Net of Effects
              of Acquisitions:
                    Accounts Receivable, Net                                         (7,215)             1,743
                    Unbilled Revenues                                                (2,190)            (9,083)
                    Accrued or Prepaid Income Taxes                                   1,226              1,721
                    Accounts Payable and Accrued Liabilities                           (522)             1,497
                    Deferred Revenues                                                 4,830                571
                    Prepaid and Accrued Pension Costs                                 7,884              6,690
                    Prepaid Expenses and Other Assets                                 2,832             (3,088)
                                                                                   --------           --------
Net Cash Provided by Operating Activities                                            24,579             21,609
                                                                                   --------           --------


CASH FLOWS FROM INVESTING ACTIVITIES:
         Acquisitions of Property and Equipment, Net                                 (5,204)            (5,394)
         Capitalization of Computer Software Costs                                   (6,458)            (6,771)
         Acquisitions of Businesses, Net of Cash Acquired                                --             (3,100)
                                                                                   --------           --------
Net Cash Used in Investing Activities                                               (11,662)           (15,265)
                                                                                   --------           --------


CASH FLOWS FROM FINANCING ACTIVITIES:
         Dividends Paid                                                              (5,835)           (13,592)
         Proceeds from Exercise of Stock Options                                         --                 62
         Increase in Short-Term Borrowings                                            2,599              2,853
         Decrease in Long-Term Debt                                                    (403)               (90)
                                                                                   --------           --------
Net Cash Used in Financing Activities                                                (3,639)           (10,767)
                                                                                   --------           --------
Effect of Exchange Rate Changes on Cash and Cash Equivalents                            921                609
                                                                                   --------           --------
Increase (Decrease) in Cash and Cash Equivalents                                     10,199             (3,814)
Cash and Cash Equivalents at Beginning of Period                                     31,091             21,966
                                                                                   --------           --------
Cash and Cash Equivalents at End of Period                                         $ 41,290           $ 18,152
                                                                                   ========           ========